Exhibit 10.12

AMENDMENT 2013-2

TO THE

DEVON ENERGY CORPORATION

NON-QUALIFIED DEFERRED COMPENSATION PLAN

The Devon Energy Corporation Non-Qualified Deferred Compensation Plan (the “Plan”) is amended, effective January 1, 2013, as follows:

1. Section 5.1 of the Plan (“Supplemental Company Contributions”) is amended in its entirety to read as follows:

“5.1 Supplemental Company Contributions. For each calendar quarter of the Plan Year (i.e., the quarters ending March 31, June 30, September 30 and December 31), the Company will credit to the Account of each Participant a Supplemental Company Contribution in an amount equal to (a) minus (b) minus (c) below:

(a) The Applicable Contribution Percentage multiplied by the Participant’s Base Salary and Bonus for the Plan Year up through the applicable calendar quarter.

(b) The Applicable Contribution Percentage multiplied by such Participant’s “eligible 401(k) compensation” for the Plan Year up through the applicable calendar quarter, which, for purposes of this Article V, shall be defined as the Participant’s Base Salary and Bonus less the Participant’s Deferred Amount (each for the Plan Year up through the applicable calendar quarter) up to the IRS Limitations for the applicable Plan Year.

(c) The Supplemental Company Contribution, if any, previously credited to the Account of the Participant for the Plan Year.

Provided, however, that, notwithstanding anything in this Section 5.1 to the contrary, the Supplemental Company Contribution cannot exceed the Participant’s Deferred Amount for the applicable Plan Year; provided further that the Supplemental Company Contribution will only be credited to the Account of a Participant for any calendar quarter of the Plan Year if as of the last day of the applicable calendar quarter of the Plan: (i) such Participant has made the maximum deferral of compensation as permitted under Sections 402(g) and 414(v) of the Code to the Qualified Plan (or, if less, the maximum deferral of compensation as permitted under the terms of the Qualified Plan); (ii) the Company has made the maximum matching contribution to the Qualified Plan as permitted under Section 401(m) of the Code and the Qualified Plan and (iii) such Participant is an Eligible Employee.

Notwithstanding the foregoing, for the Plan Year beginning January 1, 2013, the Company shall make a Supplemental Company Contribution for the six-month period beginning January 1, 2013 and ending June 30, 2013 (and the Company shall not be required to make a Supplemental Company Contribution for the calendar quarter ending March 31, 2013); provided, however, that the Participant otherwise satisfies all requirements set forth in this Section 5.1 and the Participant is an Eligible Employee on June 30, 2013.”

2. Section 7.2 of the Plan (“Adjustment of Accounts”) is amended to amend the third sentence thereof (beginning with “Supplemental Company Contributions...”) in its entirety to read as follows:

“Supplemental Company Contributions shall be credited to a Participant’s Account on such date or dates as the Committee specifies and shall be credited to the applicable subaccount within such Account by reference to the applicable Plan Year; provided, however, that under no circumstances shall Supplemental Company Contributions be credited to the Account of a Participant before such Participant has made the maximum deferral of compensation as permitted under Sections 402(g) and 414(v) of the Code to the Qualified Plan (or, if less, the maximum deferral of compensation as permitted under the terms of the Qualified Plan), the Company has made the maximum matching contribution to the Qualified Plan as permitted under Section 401(m) of the Code and the Qualified Plan, and the Participant has otherwise satisfied the requirements set forth in Section 5.1 to receive a Supplemental Company Contribution. Supplemental Company Contributions shall be subject to the vesting requirements described in Section 7.4.”

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IN WITNESS WHEREOF, Devon Energy Corporation (acting through its authorized delegate) has caused this Amendment 2013-2 to the Devon Energy Corporation Non-Qualified Deferred Compensation Plan to be executed this 26th day of July 2013.

DEVON ENERGY CORPORATION

By:	/s/ Frank W. Rudolph

Name:	Frank W. Rudolph
Title:	Executive Vice President, Human Resources

[Signature Page to Amendment to the Devon Energy Corporation Non-Qualified Deferred Compensation Plan]